Theravance Reports 2013 Financial Results

SOUTH SAN FRANCISCO, CA -- (Marketwired - February 06, 2014) - Theravance, Inc. (NASDAQ: THRX) (the "Company") reported today its financial results for the fourth quarter and full year ended December 31, 2013. Revenue for the fourth quarter and full year of 2013 was $1.6 million and $4.8 million, respectively. Net loss for the fourth quarter and full year of 2013 was $49.9 million and $170.7 million, respectively. Net loss per basic and diluted share was $0.46 and $1.67 for the fourth quarter and full year of 2013, respectively. Cash and cash equivalents, short-term investments and marketable securities totaled $520.5 million as of December 31, 2013.

"2013 was a transformative year for Theravance highlighted by the significant progress in our respiratory portfolio with GSK including multiple approvals and launches for RELVAR®/BREO® ELLIPTA® and FDA approval of ANORO™ ELLIPTA™," said Rick E Winningham, Chief Executive Officer. "Theravance is well positioned in 2014 with potential approvals and further launches around the globe in our respiratory programs with GSK, advancement of Theravance's development pipeline and the completion of the separation of Theravance, Inc. into two companies, Theravance, Inc., A Royalty Management Company and Theravance Biopharma, Inc."

Corporate Development

Separation Strategy

Activities related to the separation into two publicly traded companies are progressing with the goal of completing it in early 2014. In April 2013, Theravance announced that its Board of Directors approved plans to separate its businesses into two independent publicly traded companies. One company, Theravance, Inc., A Royalty Management Company, will focus on managing all development and commercial responsibilities under the GSK agreements and associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO™ ELLIPTA™ and VI monotherapy, with the intention of providing capital returns to stockholders. The other company, Theravance Biopharma, Inc., will be a biopharmaceutical company focused on discovery, development and commercialization of small-molecule medicines in areas of significant unmet medical need. The result will be two independent, publicly traded companies with different business models enabling investors to align their investment philosophies with the strategic opportunities and financial objectives of the two independent companies.

Program Highlights

Respiratory Programs with GlaxoSmithKline plc (GSK)

RELVAR®/BREO® ELLIPTA® (fluticasone furoate/vilanterol "FF/VI")

RELVAR®/BREO® ELLIPTA® has been approved by eight regulatory agencies for marketing and has been launched in seven countries as of February 1, 2014.

In November 2013, the European Commission granted marketing authorization for RELVAR® ELLIPTA®, which is now licensed across 31 European countries. Following approval in Europe, RELVAR® ELLIPTA® for COPD and asthma was launched in the United Kingdom, Germany and Denmark in January 2014.

In December 2013, RELVAR® ELLIPTA® launched in Japan following approval in asthma in September 2013.

In October 2013, BREO® ELLIPTA® for COPD was launched in the United States (U.S.). In addition, BREO® ELLIPTA® for COPD was launched in Canada in January 2014. BREO® ELLIPTA® is not indicated for the relief of acute bronchospasm or for the treatment of asthma.

BREO® ELLIPTA® is the proprietary name in the U.S. and Canada for the once-daily combination medicine of an inhaled corticosteroid (ICS), fluticasone furoate "FF", and a long-acting beta2-agonist (LABA), vilanterol "VI" (FF/VI) administered using the ELLIPTA®, a dry powder inhaler (DPI). RELVAR® ELLIPTA® is the proprietary name for FF/VI outside of the U.S. and Canada.

Fluticasone Furoate/Vilanterol "FF/VI"

In December 2013, GSK and Theravance announced positive results from a Phase 3 efficacy and safety study of FF/VI designed to support a potential filing for an asthma indication for adults in the U.S. These results will inform GSK's discussions with the FDA on the regulatory requirements of an asthma indication for FF/VI in the U.S.

ANORO™ ELLIPTA™ (umeclidinium bromide/vilanterol, UMEC/VI)

On December 18, 2013, the U.S. Food and Drug Administration (FDA) approved ANORO™ ELLIPTA™ as a combination anticholinergic/long-acting beta2-adrenergic agonist (LABA) indicated for the long-term, once-daily, maintenance treatment of airflow obstruction in patients with COPD, including chronic bronchitis and/or emphysema. ANORO™ ELLIPTA™ is not indicated for the relief of acute bronchospasm or for the treatment of asthma. Following this approval by the FDA, it is anticipated that launch activities in the U.S. will commence during the first quarter of 2014.

ANORO™ ELLIPTA™ (umeclidinium and vilanterol inhalation powder) is the first once-daily product approved in the U.S. that combines two long-acting bronchodilators in a single inhaler for the maintenance treatment of COPD. The FDA-approved strength is umeclidinium/vilanterol 62.5 mcg/25 mcg. ANORO™ ELLIPTA™ is the proposed proprietary name for UMEC/VI, a combination of two bronchodilator molecules -- umeclidinium, a long-acting muscarinic antagonist (LAMA) and VI, a LABA, administered using the ELLIPTA™ inhaler.

In addition, ANORO™ ELLIPTA™ (UMEC/VI 62.5/25mcg) was approved for COPD in Canada on December 23, 2013.

UMEC/VI is under regulatory review by a number of regulatory authorities, including the European Medicines Agency and the Japanese Ministry of Health, Labour and Welfare.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) - GSK961081

GSK961081 ('081) is an investigational, single molecule bifunctional bronchodilator with both muscarinic antagonist and beta2 receptor agonist activities. Preclinical Phase 3-enabling studies with the combination '081/FF are ongoing to explore its potential as a once-daily medicine delivered in the ELLIPTA™ inhaler.

Bacterial Infections Program

VIBATIV® (telavancin)

Theravance reintroduced VIBATIV® (telavancin) into the U.S. in August 2013. VIBATIV® is approved in the U.S. for the treatment of adult patients with hospital-acquired and ventilator-associated bacterial pneumonia (HABP/VABP) caused by susceptible isolates of Staphylococcus aureus when alternative treatments are not suitable, and for the treatment of complicated skin and skin structure infections (cSSSI) caused by susceptible isolates of Gram-positive bacteria, including Staphylococcus aureus, both methicillin-susceptible (MSSA) and methicillin-resistant (MRSA) strains. VIBATIV® is a bactericidal, once-daily, injectable lipoglycopeptide antibiotic with a dual mechanism of action whereby telavancin both inhibits bacterial cell wall synthesis and disrupts bacterial cell membrane function.

Central Nervous System (CNS)/Pain Programs

Norepinephrine and Serotonin Reuptake Inhibitor - TD-9855

TD-9855 is an investigational norepinephrine and serotonin reuptake inhibitor for the treatment of central nervous system conditions such as chronic pain. TD-9855 is being evaluated in an ongoing Phase 2 study in patients with fibromyalgia. Results from the Phase 2 study in fibromyalgia are anticipated to be reported during the first half of 2014.

GI Motility Dysfunction Program

Velusetrag

Velusetrag, Theravance's oral, once-daily, investigational 5-HT4 agonist partnered with Alfa Wassermann S.p.A., is in a Phase 2 gastrointestinal motility proof-of-concept study in patients with diabetic or idiopathic gastroparesis. Velusetrag, also known as TD-5108, is a highly selective agonist with high intrinsic activity at the human 5-HT4 receptor. Results from this Phase 2 study are expected during the first half of 2014.

TD-8954

TD-8954 is a selective 5-HT4 receptor agonist. Theravance recently initiated a Phase 2a study to evaluate the safety, tolerability and pharmacodynamics of a single-dose of TD-8954 administered intravenously compared to metoclopramide in critically ill patients with enteral feeding intolerance. The objective of the study is assessment of adverse events and ability to tolerate feeding.

Financial Results

Revenue

Revenue was $1.6 million for the fourth quarter of 2013 compared with $5.8 million for the same period in 2012, a decrease of $4.2 million. For the full year of 2013, revenue was $4.8 million, compared with $135.8 million for the full year of 2012. Revenue in the fourth quarter and full year of 2012 includes the recognition of the upfront payment allocated to licensing of $4.4 million received under the collaborative arrangement with Merck. This collaborative arrangement with Merck was terminated in December 2013. In addition, the revenue for the full year of 2012 includes the recognition of deferred revenue of $125.8 million from its global collaboration arrangement with Astellas for the development and commercialization of VIBATIV®. The deferred revenue recognized from Astellas was accelerated as a result of the termination of the Astellas' agreement on January 6, 2012. The fourth quarter and full year of 2013 include royalty revenue earned in 2013 of $1.9 million from GSK as a result of the launch of BREO® ELLIPTA® in the U.S. and RELVAR® ELLIPTA® in Japan. Amortization expense for intangible assets is a reduction to royalty revenue.

Research and Development (R&D)

Research and development expense for the full year of 2013 was $125.2 million compared with $117.9 million for the full year of 2012. The increase in the full year of 2013 was primarily due to higher external R&D costs and employee-related expenses. External R&D costs for the full year of 2013 increased primarily as a result of continuing progression in clinical trials for our key programs, partially offset by a decrease in costs as a result of the completion of the Phase 2 studies of TD-1211 for opioid-induced constipation. Total external R&D costs for the full year of 2013 were $46.9 million compared with $43.2 million for the full year of 2012. Total R&D stock-based compensation expense for the full year of 2013 was $16.0 million, compared with $13.7 million for the full year of 2012.

Selling, General and Administrative

Selling, general and administrative expense for the full year of 2013 was $48.4 million compared with $30.9 million for the full year in 2012. The largest component of the increase in 2013 was external costs related to the Company's separation strategy. Total external costs related to the proposed company separation were $11.0 million for the year ended December 31, 2013. Total selling, general and administrative stock-based compensation expense for the full year of 2013 was $9.7 million compared with $10.1 million for the full year of 2012.

Cash and Cash Equivalents, Short-Term Investments and Marketable Securities

Cash and cash equivalents, short-term investments and marketable securities totaled $520.5 million as of December 31, 2013, an increase of $176.8 million during the year. This increase was primarily due to net proceeds of $244.8 million received from the January 2013 issuance of 10 year 2.125% convertible subordinated notes, including the associated capped call, and net proceeds of issuances of its common stock of $153.0 million, which includes $126.0 million received from private placements of its common stock to an affiliate of GSK. These increases were partially offset by cash used in operations of $129.6 million and RELVAR®/BREO® ELLIPTA® registrational and launch-related milestone payments to GSK of $85.0 million.

Conference Call and Webcast Information

As previously announced, Theravance has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Standard Time today. To participate in the live call by telephone, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting Theravance's web site at www.theravance.com. To listen to the live call via the internet, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on Theravance's web site for 30 days through March 8, 2014. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on February 13, 2014 by dialing (855) 859-2056 from the U.S., or (404) 537-3406 for international callers, and entering confirmation code 35271718.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system (CNS)/pain. Theravance's key programs include: RELVAR®/BREO® ELLIPTA® or BREO® ELLIPTA® (FF/VI), ANORO™ ELLIPTA™ (UMEC/VI) and MABA (Bifunctional Muscarinic Antagonist-Beta2 Agonist), each partnered with GlaxoSmithKline plc, and its oral Peripheral Mu Opioid Receptor Antagonist program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit Theravance's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

RELVAR®, BREO®, ANORO™ and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

VIBATIV® is a registered trademark of Theravance, Inc.

BREO® ELLIPTA® Important Safety Information (U.S.)

The following ISI is based on the Highlights section of the U.S. Prescribing Information for BREO® ELLIPTA®. Please consult the full Prescribing Information for all the labeled safety information for BREO® ELLIPTA®.

Long-acting beta2-adrenergic agonists (LABAs), such as vilanterol, one of the active ingredients in BREO® ELLIPTA®, increase the risk of asthma-related death. A placebo-controlled trial with another LABA (salmeterol) showed an increase in asthma-related deaths in subjects receiving salmeterol. This finding with salmeterol is considered a class effect of all LABAs, including vilanterol. The safety and efficacy of BREO® ELLIPTA® in patients with asthma have not been established. BREO® ELLIPTA® is not indicated for the treatment of asthma.

BREO® ELLIPTA® is contraindicated in patients with severe hypersensitivity to milk proteins or who have demonstrated hypersensitivity to either fluticasone furoate, vilanterol, or any of the excipients.

BREO® ELLIPTA® should not be initiated in patients during rapidly deteriorating or potentially life-threatening episodes of COPD, or as rescue therapy for the treatment of acute episodes of bronchospasm. Acute symptoms should be treated with an inhaled, short-acting beta2-agonist.

BREO® ELLIPTA® should not be used more often than recommended, at higher doses than recommended, or in conjunction with other medications containing LABAs, as an overdose may result.

Oropharyngeal candidiasis has occurred in patients treated with BREO® ELLIPTA®. Patients should rinse their mouth with water without swallowing after inhalation to help reduce this risk.

An increase in the incidence of pneumonia has been observed in subjects with COPD receiving the fluticasone furoate/vilanterol combination, including BREO® ELLIPTA® 100 mcg/25 mcg, in clinical trials. There was also an increased incidence of pneumonias resulting in hospitalization. In some incidences these pneumonia events were fatal.

Patients who use corticosteroids are at risk for potential worsening of existing tuberculosis; fungal, bacterial, viral, or parasitic infections; or ocular herpes simplex. A more serious or even fatal course of chickenpox or measles may occur in susceptible patients.

Particular care is needed for patients who have been transferred from systemically active corticosteroids to inhaled corticosteroids because deaths due to adrenal insufficiency have occurred in patients with asthma during and after transfer from systemic corticosteroids to less systemically available inhaled corticosteroids.

Hypercorticism and adrenal suppression may occur with very high dosages or at the regular dosage of inhaled corticosteroids in susceptible individuals.

Caution should be exercised when considering the coadministration of BREO® ELLIPTA® with long-term ketoconazole and other known strong CYP3A4 inhibitors because increased systemic corticosteroid and cardiovascular adverse effects may occur.

As with other inhaled medicines, BREO® ELLIPTA® can produce paradoxical bronchospasm which may be life-threatening. Vilanterol, the LABA in BREO® ELLIPTA®, can produce clinically significant cardiovascular effects in some patients as measured by increases in pulse rate, systolic or diastolic blood pressure, and also cardiac arrhythmias. Decreases in bone mineral density have been observed with long-term administration of products containing inhaled corticosteroids, as have glaucoma, increased intraocular pressure, and cataracts.

BREO® ELLIPTA® should be used with caution in patients with convulsive disorders, thyrotoxicosis, diabetes mellitus, ketoacidosis, and in patients who are unusually responsive to sympathomimetic amines.

Beta-adrenergic agonist medicines may produce significant hypokalemia in some patients. Beta-adrenergic agonist medicines may produce transient hyperglycemia in some patients.

The most common adverse reactions (greater than or equal to 3% and more common than in placebo) reported in two 6-month clinical trials with BREO® ELLIPTA® (and placebo) were nasopharyngitis, 9% (8%); upper respiratory tract infection, 7% (3%); headache, 7% (5%); and oral candidiasis, 5% (2%). In addition to the events reported in the 6-month studies, adverse reactions occurring in greater than or equal to 3% of the subjects treated with BREO® ELLIPTA® in two 1-year studies included COPD, back pain, pneumonia, bronchitis, sinusitis, cough, oropharyngeal pain, arthralgia, hypertension, influenza, pharyngitis, diarrhea, peripheral edema, and pyrexia.

ANORO™ ELLIPTA™ Important Safety Information (U.S.)

The following Important Safety Information (ISI) is based on the Highlights section of the Prescribing Information for ANORO™ ELLIPTA™. Please consult the full Prescribing Information for all the labeled safety information for ANORO™ ELLIPTA™.

Long-acting beta2-adrenergic agonists (LABAs), such as vilanterol, one of the active ingredients in ANORO™ ELLIPTA™, increase the risk of asthma-related death. A placebo-controlled trial with another LABA (salmeterol) showed an increase in asthma-related deaths in subjects receiving salmeterol. This finding with salmeterol is considered a class effect of all LABAs, including vilanterol. The safety and efficacy of ANORO™ ELLIPTA™ in patients with asthma have not been established. ANORO™ ELLIPTA™ is not indicated for the treatment of asthma.

ANORO™ ELLIPTA™ is contraindicated in patients with severe hypersensitivity to milk proteins or who have demonstrated hypersensitivity to either umeclidinium, vilanterol, or any of the other ingredients.

ANORO™ ELLIPTA™ should not be initiated in patients during rapidly deteriorating or potentially life-threatening episodes of COPD, or as rescue therapy for the treatment of acute episodes of bronchospasm, which should be treated with an inhaled, short-acting beta2-agonist.

ANORO™ ELLIPTA™ should not be used more often than recommended, at higher doses than recommended, or in conjunction with additional medicine containing a LABA, as an overdose may result.

ANORO™ ELLIPTA™ should be used with caution when considering coadministration with long-term ketoconazole and other known strong cytochrome P450 3A4 inhibitors because increased cardiovascular adverse effects may occur.

As with other inhaled medicines, ANORO™ ELLIPTA™ can produce paradoxical bronchospasm, which may be life-threatening.

ANORO™ ELLIPTA™ should be used with caution in patients with cardiovascular disorders, especially coronary insufficiency, cardiac arrhythmias, and hypertension.

ANORO™ ELLIPTA™ should be used with caution in patients with convulsive disorders, thyrotoxicosis, diabetes mellitus, ketoacidosis, and in patients who are unusually responsive to sympathomimetic amines.

ANORO™ ELLIPTA™ should be used with caution in patients with narrow-angle glaucoma. Instruct patients to contact a physician immediately should any signs or symptoms of narrow-angle glaucoma occur.

ANORO™ ELLIPTA™ should be used with caution in patients with urinary retention, especially in patients with prostatic hyperplasia or bladder neck obstruction. Instruct patients to contact a physician immediately should any signs or symptoms of urinary retention occur.

Beta-adrenergic agonist medicines may produce significant hypokalemia and transient hyperglycemia in some patients.

The most common adverse reactions (incidence greater than or equal to 1% and more common than placebo) reported in four 6-month clinical trials with ANORO™ ELLIPTA™ (and placebo) were pharyngitis, 2% (less than1%); sinusitis 1% (less than1%); lower respiratory tract infection, 1% (less than1%); constipation, 1% (less than1%); diarrhea, 2% (1%); pain in extremity 2% (1%); muscle spasms, 1% (less than1%); neck pain, 1% (less than1%); and chest pain 1% (less than1%). In addition to the 6-month efficacy trials with ANORO™ ELLIPTA™, a 12-month trial evaluated the safety of umeclidinium/vilanterol 125 mcg/25 mcg in subjects with COPD. Adverse reactions (incidence greater than or equal to 1% and more common than placebo) in subjects receiving umeclidinium/vilanterol 125 mcg/25 mcg were: headache, back pain, sinusitis, cough, urinary tract infection, arthralgia, nausea, vertigo, abdominal pain, pleuritic pain, viral respiratory tract infection, toothache, and diabetes mellitus.

Use of beta2-agonists, such as vilanterol should be administered with extreme caution to patients being treated with monoamine oxidase inhibitors, tricyclic antidepressants, or drugs known to prolong the QTc interval or within 2 weeks of discontinuation of such agents, because the effect of adrenergic agonists on the cardiovascular system may be potentiated.

Use beta-blockers with caution as they not only block the pulmonary effect of beta-agonists, such as vilanterol, but may produce severe bronchospasm in patients with COPD.

Use with caution in patients taking non-potassium-sparing diuretics, as electrocardiographic changes and/or hypokalemia associated with non-potassium-sparing diuretics may worsen with concomitant beta-agonists.

Avoid co-administration of ANORO™ ELLIPTA™ with other anticholinergic-containing drugs as this may lead to an increase in anticholinergic adverse effects such as cardiovascular effects, worsening of narrow-angle glaucoma, and worsening of urinary retention.

VIBATIV® Important Safety Information (U.S.)

Mortality
Patients with pre-existing moderate/severe renal impairment (CrCl less than or equal to 50 mL/min) who were treated with VIBATIV® for hospital-acquired bacterial pneumonia/ventilator-associated bacterial pneumonia had increased mortality observed versus vancomycin. Use of VIBATIV® in patients with pre-existing moderate/severe renal impairment (CrCl less than or equal to 50 mL/min) should be considered only when the anticipated benefit to the patient outweighs the potential risk.

Nephrotoxicity
New onset or worsening renal impairment occurred in patients who received VIBATIV®. Renal adverse events were more likely to occur in patients with baseline comorbidities known to predispose patients to kidney dysfunction and in patients who received concomitant medications known to affect kidney function.

Monitor renal function in all patients receiving VIBATIV® prior to initiation of treatment, during treatment, and at the end of therapy. If renal function decreases, the benefit of continuing VIBATIV® versus discontinuing and initiating therapy with an alternative agent should be assessed.

Fetal Risk
Women of childbearing potential should have a serum pregnancy test prior to administration of VIBATIV®. Avoid use of VIBATIV® during pregnancy unless the potential benefit to the patient outweighs the potential risk to the fetus. Adverse developmental outcomes observed in three animal species at clinically relevant doses raise concerns about potential adverse developmental outcomes in humans. If not already pregnant, women of childbearing potential should use effective contraception during VIBATIV® treatment.

Contraindication
VIBATIV® is contraindicated in patients with a known hypersensitivity to the drug.

Hypersensitivity Reactions
Serious and potentially fatal hypersensitivity reactions, including anaphylactic reactions, may occur after first or subsequent doses. VIBATIV® should be used with caution in patients with known hypersensitivity to vancomycin.

Geriatric Use
Telavancin is substantially excreted by the kidney, and the risk of adverse reactions may be greater in patients with impaired renal function. Because elderly patients are more likely to have decreased renal function, care should be taken in dose selection in this age group.

Infusion Related Reactions
VIBATIV® is a lipoglycopeptide antibacterial agent and should be administered over a period of 60 minutes to reduce the risk of infusion-related reactions. Rapid intravenous infusions of the glycopeptide class of antimicrobial agents can cause "Red-man Syndrome" like reactions including: flushing of the upper body, urticaria, pruritus, or rash.

QTc Prolongation
Caution is warranted when prescribing VIBATIV® to patients taking drugs known to prolong the QT interval. In a study involving healthy volunteers, VIBATIV® prolonged the QTc interval. Use of VIBATIV® should be avoided in patients with congenital long QT syndrome, known prolongation of the QTc interval, uncompensated heart failure, or severe left ventricular hypertrophy.

Most Common Adverse Reactions
The most common adverse reactions (greater than or equal to 10% of patients treated with VIBATIV®) were diarrhea, taste disturbance, nausea, vomiting, and foamy urine.

Full Prescribing Information, including Boxed Warning and Medication Guide in the U.S., is available at www.VIBATIV.com.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: plans for executing the separation of Theravance into two independent companies, the expected timing of the separation, expectations for the amount and estimated duration of the funding of Theravance Biopharma at the time of the separation, the strategies, plans and objectives of the two companies following the separation, expectations related to the staffing of the two companies, the timing, manner and amount of anticipated potential returns of capital to stockholders if the separation is consummated, the possible tax effects of the separation, the status and timing of clinical studies, data analysis and communication of results, the potential benefits and mechanisms of action of product candidates, the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, expectations for product candidates through development and commercialization, and the timing of seeking regulatory approval of product candidates. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: delays in preparing audited financial statements for Theravance Biopharma, difficulties in effecting the registration of Theravance Biopharma as a public company, failure to obtain necessary consents from third parties, changes in the development or operations of Theravance prior to the separation that could affect the plans for the separation or the cash available for the initial funding of the independent companies, delays encountered in obtaining, or the failure to obtain, the receipt of a private letter ruling from the Internal Revenue Service (should Theravance seek to effect the separation on a tax-free basis), the anticipated separation of Theravance into two independent companies or the intended return of capital to stockholders, the potential that results from clinical or non-clinical studies indicate product candidates are unsafe or ineffective, Theravance's dependence on third parties to conduct Theravance's clinical studies, delays or failure to achieve regulatory approvals for product candidates, risks of collaborating with third parties to discover, develop and commercialize products and risks associated with establishing distribution capabilities for telavancin with appropriate technical expertise and supporting infrastructure. Other risks affecting Theravance are described under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on November 1, 2013 and the risks discussed in Theravance's other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

(THRX-F)

                              THERAVANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share data)

                              Three Months Ended      Twelve Months Ended
                                 December 31,             December 31,
                            ----------------------  -----------------------
                               2013        2012         2013        2012
                            ----------  ----------  -----------  ----------
                                  (unaudited)       (unaudited)      (1)
Net royalty revenue         $    1,202  $        -  $     1,202  $        -
Revenue from collaborative
 arrangements                      446       5,799        3,556  $  135,758
                            ----------  ----------  -----------  ----------
Total net revenue (2)            1,648       5,799        4,758     135,758

Operating expenses:
  Research and development
   (3)                          33,631      28,120      125,181     117,898
  Selling, general and
   administrative (3)           16,467       7,658       48,440      30,859
                            ----------  ----------  -----------  ----------
Total operating expenses        50,098      35,778      173,621     148,757
                            ----------  ----------  -----------  ----------

Loss from operations           (48,450)    (29,979)    (168,863)    (12,999)

Other income (expense), net
 (4)                                (2)          -        6,732           -
Interest income                    211         156          778         460
Interest expense                (1,687)     (1,500)      (9,348)     (6,003)
                            ----------  ----------  -----------  ----------
Net loss                    $  (49,928) $  (31,323) $  (170,701) $  (18,542)
                            ==========  ==========  ===========  ==========

Basic and diluted net loss
 per common share           $    (0.46) $    (0.33) $     (1.67) $    (0.20)
                            ==========  ==========  ===========  ==========

Shares used to compute
 basic and diluted net loss
 per common share              108,667      95,787      102,425      90,909
                            ==========  ==========  ===========  ==========

(1) The condensed consolidated statement of operations amounts for the year ended December 31, 2012 are derived from audited financial statements.

(2) Net revenue is comprised of the following (in thousands):

                               Three Months Ended      Twelve Months Ended
                                  December 31,            December 31,
                            ----------------------- ------------------------
                               2013         2012        2013         2012
                            ----------  ----------- -----------  -----------
                                  (unaudited)       (unaudited)      (1)

Royalty revenue             $    1,945  $        -- $     1,945  $        --
Amortization of intangible
 assets                           (743)          --        (743)          --
                            ----------  ----------- -----------  -----------
Net royalty revenue              1,202           --       1,202           --

LABA collaboration                  --          907       1,815        3,629
Strategic alliance--MABA
 program license                   271          415       1,515        1,984
                            ----------  ----------- -----------  -----------
Total net revenue from GSK       1,473        1,322       4,532        5,613

Revenue from other
 collaborative arrangements        175        4,477         226      130,145
                            ----------  ----------- -----------  -----------
Total net revenue           $    1,648  $     5,799 $     4,758  $   135,758
                            ==========  =========== ===========  ===========

(3) Amounts include stock-based compensation expense for the three months and twelve months ended December 31 as follows (in thousands):

                               Three Months Ended      Twelve Months Ended
                                  December 31,            December 31,
                            ----------------------- ------------------------
                                2013        2012        2013         2012
                            ----------- ----------- ------------ -----------
                                  (unaudited)        (unaudited)     (1)

Research and development    $     3,521 $     3,338 $     16,017 $    13,667
Selling, general and
 administrative                   2,463       2,401        9,670      10,116
                            ----------- ----------- ------------ -----------
Total stock-based
 compensation expense       $     5,984 $     5,739 $     25,687 $    23,783
                            =========== =========== ============ ===========

(4) For the year ended December 31, 2013, amount is primarily due to $8.2 million for cash received less third party expenses from the termination of the Company's royalty participation agreement with Elan Corporation, plc and a noncash charge of $1.4 million resulting from a decrease in the estimated fair value of the capped call instruments related to the
    Company's convertible subordinated notes issued in January 2013.

                              THERAVANCE, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)
                                                  December 31,  December 31,
                                                      2013          2012
                                                 ------------- -------------
                                                  (unaudited)       (1)
                                                 ------------- -------------

Assets
  Cash, cash equivalents, short-term
   investments, and marketable securities        $     520,499 $     343,683
  Other current assets                                   7,667         5,130
  Inventories                                           10,406         7,514
  Property and equipment, net                           10,238         9,154
  Intangible assets, net                               124,257             -
  Other assets                                           8,188         3,101
                                                 ------------- -------------
    Total assets                                 $     681,255 $     368,582
                                                 ============= =============

Liabilities and stockholders' equity (net
 capital deficiency)
  Other current liabilities (2)                  $      44,404 $      29,966
  Payable to related-party                              40,000             -
  Deferred revenue, non-current                          5,455         6,014
  Convertible subordinated notes                       287,500       172,500
  Other long-term liabilities                            4,774         5,074
  Stockholders' equity                                 299,122       155,028
                                                 ------------- -------------
    Total liabilities and stockholders' equity
     (net capital deficiency)                    $     681,255 $     368,582
                                                 ============= =============

(1) The condensed consolidated balance sheet amounts at December 31, 2012 are derived from audited consolidated financial statements.

(2) Amounts include current portion of deferred revenue of $9.3 million and
    $4.6 million as of December 31, 2013 and December 31, 2012, respectively.

Contact Information:

Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com